UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2024

Ramaco Resources, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West Main Street, Suite 1900

Lexington, Kentucky 40507

(Address of principal executive offices)

Registrant’s telephone number, including area code: (859) 244-7455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	METC	Nasdaq Global Select Market
Class B common stock, $0.01 par value	METCB	Nasdaq Global Select Market
9.00% Senior Notes due 2026	METCL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Underwriting Agreement

On or about November 21, 2024, Ramaco Resources, Inc. (the “Company”) commenced a public offering (the “Notes Offering”) of 8.375% Senior Notes due 2029 (the “Notes”). The public offering price of the Notes is $25.00 per Note, which is 100% of the principal amount. The Company will receive net proceeds after discounts and commissions, and a structuring fee that the Company has agreed to pay the lead book-running manager, but before expenses, of approximately $48,000,000. The proceeds will be used for general corporate purposes, including funding future investments, making capital expenditures and funding working capital. In connection with the Notes Offering on November 21, 2024, the Company entered into an Underwriting Agreement with Lucid Capital Markets, LLC as representative of the several underwriters named therein (the “Underwriters”), providing for, among other things, the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $50,000,000 aggregate principal amount of the Notes.

Pursuant to the Underwriting Agreement, the Company has also granted the Underwriters a 30-day option to purchase up to an additional $7,500,000 aggregate principal amount of Notes. The offer and sale of the Notes was registered pursuant to a registration statement on Form S-3 (File No. 333-274324), which was declared effective by the United States Securities and Exchange Commission on September 29, 2023. The Notes Offering is expected to close on November 27, 2024, subject to customary closing conditions. The Underwriting Agreement contains customary representations and warranties, agreements and obligations, and termination provisions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Second Amendment Agreement

In order to facilitate the Notes Offering, on November 21, 2024, the Company entered into a Second Amendment Agreement (the “Second Amendment Agreement”) by and among the (i) the Company, Ramaco Development, LLC, RAM Mining, LLC, Ramaco Coal Sales, LLC, Ramaco Resources, LLC, Ramaco Resources Land Holdings, LLC, Ramaco Coal, Inc., Maben Coal LLC, Carbon Resources Development, Inc., and Ramaco Coal, LLC (collectively, the “Borrowers”); (ii) KeyBank National Association, as administrative agent and lender; (iii) Cadence Bank, as lender, (iv) Associated Bank, National Association, as lender; (v) City National Bank, as lender; (vi) Star Financial Bank, as lender; and (vii) Trustmark National Bank, as lender.

The Second Amendment Agreement amends that certain Second Amended and Restated Credit and Security Agreement (as amended from time to time, the “Credit Agreement”) dated February 15, 2023, by and among the Company, the other Borrowers named therein, the lenders named therein, and KeyBank National Association as agent and lender; which was first amended pursuant to that certain First Amendment Agreement dated May 3, 2024, by and among the Borrowers named therein, the lenders named therein, and KeyBank National Association as agent and lender.

The Second Amendment Agreement, among other things, amends the Credit Agreement by increasing the amount of “Permitted Additional Unsecured Debt” (as defined in the Credit Agreement) from $45,000,000 to $75,000,000.

The foregoing description of the Second Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report related to the Second Amendment Agreement is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On November 20, 2024, the Company issued a press release announcing the proposed Offering. Additionally, on November 21, 2024, the Company issued a press release announcing the pricing of the Offering. Copies of these press releases are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 21, 2024, between Ramaco Resources, Inc. and Lucid Capital Markets, LLC, as representative of the several underwriters named therein.
10.1	Second Amendment Agreement, dated November 21, 2024, by and among Ramaco Resources, Inc., Ramaco Development, LLC, RAM Mining, LLC, Ramaco Coal Sales, LLC, Ramaco Resources, LLC, Ramaco Resources Land Holdings, LLC, Ramaco Coal, Inc., Maben Coal LLC, Carbon Resources Development, Inc., Ramaco Coal, LLC, as borrowers, the lenders party thereto, and KeyBank National Association as agent and lender (amending the Second Amended and Restated Credit and Security Agreement, dated February 15, 2023, by and among Ramaco Resources, Inc., the other borrowers party thereto, the lenders party thereto, and KeyBank National Association, as agent, lender, swing line lender and the issuer).
99.1	Press Release issued by Ramaco Resources, Inc. dated November 20, 2024
99.2	Press Release issued by Ramaco Resources, Inc. dated November 21, 2024
23.1	Consent of Weir International, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ramaco Resources, Inc.

By:	/s/ Randall W. Atkins
Name: Randall W. Atkins
Title: Chairman and Chief Executive Officer

Date: November 22, 2024